Translation from the German into the English Language
                           Extension of the Contract
                                                                    Exhibit 6.24
                                                                     Page 1 of 2

                            Extension of the Contract
to
Contract Regarding Industrial Protection Rights and Know-How dated 15.03.1995 between
Mr. H. Dieter Braun, Schrenckweg 1, 85658 Egmating,
Mr. Peter E. Braun, Schopenhauerstr. 33, 85579 Neubiberg, and the iQ Battery Research & Development GmbH, Inselkammerstr. 4, 82008 Unterhaching.

                                       1.

Messrs. H. Dieter and Peter E. Braun agree that the amount of DM 400,000.00 (Sec. 2 1. as of the above named Contract) is divided in the following proportion: to Mr. H. Dieter Braun DM 300,000.00 and to Mr. Peter E. Braun DM 100,000.00.

                                       2.

Messrs. H. Dieter and Peter E. Braun and iQ Battery Research & Development GmbH agree that payments made by iQ Battery Research & Development GmbH on the existing, at the time of concluding the above named Contract, loan


a.   to Mr. H. Dieter Braun
aa. at the Dresdner Bank Berlin (original loan amount approx. DM 170,000.00) bb. at the Deutsche Bank Berlin (original loan amount approx. DM 90,000.00) cc. at the BCI Munich (original loan amount approx. DM 15,000.00)

b.   to Mr. Peter E. Braun
aa. at the Dresdner Bank Dresden (original loan amount approx. DM 50,000.00) bb. at the Deutsche Bank Berlin (original loan amount approx. DM 20,000.00) cc. at the Deutsche Bank Fulda (original loan amount approx. DM 50,000.00)

will reduce the above named demand of Messrs. H. Dieter and Peter E. Braun against iQ Battery Research & Development GmbH (ss. 2 1. of the above named Contract).

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                                                                     Page 2 of 2

for the iQ Battery Research & Development:

 . . . . . . . . day of 20.9.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (H. Dieter Braun)
 . . . . . . . . day of 01.7.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (Peter E. Braun)


as former Shareholders of iQ Battery Research & Development GmbH in mutual acceptance of the above:

 . . . . . . . .  day of 20.9.1996      . . . . . . . . . . . . . . . . . . .
(place)                                 (H. Dieter Braun)
 . . . . . . . .  day of 31.7.1996      . . . . . . . . . . . . . . . . . . .
(place)                                 (Peter E. Braun)


as Shareholders of iQ Battery Research & Development GmbH in mutual acceptance of the above:

 . . . . . . . . day of 20.9.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (Dr. Gunther Bauer)

 . . . . . . . . day of 18.9.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (Heinz Braun)

 . . . . . . . . day of 31.07.1996      . . . . . . . . . . . . . . . . . . .
(place)                                 (Peter E. Braun)

 . . . . . . . . day of 18.9.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (Ursula Braun)

 . . . . . . . . day of 20.9.1996       . . . . . . . . . . . . . . . . . . .
(place)                                 (Karin Wittkewitz)